                                                                    Exhibit 10.2

THIS CONVERTIBLE SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.


                         CONVERTIBLE SUBORDINATED NOTE



$3,000,000.00                                                      July 31, 1997
                                                       San Francisco, California



     FOR VALUE RECEIVED, CORTELCO SYSTEMS, INC., a Delaware corporation ("Borrower"), hereby promises to pay to CHINAVEST IV, L.P. or its assigns ("Holder"), in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Dollars ($3,000,000.00) (the "Loan"), together with accrued and unpaid interest thereon, payable on the date and in the manner set forth below. This note (the "Note") is issued pursuant to that certain Convertible Note Purchase Agreement, dated as of July 31, 1997, by and between Borrower and Holder (the "Purchase Agreement"). Borrower, Holder, ChinaVest IV-A, L.P. and ChinaVest IV-B, L.P. agree that if and when this Note is converted into Series A Preferred Stock any issuance of Series A Preferred Stock shall be made to Holder, ChinaVest IV-A, L.P. and ChinaVest IV-B, L.P. such that they receive 86%, 9.9% and 4.1%, respectively, of such stock issuance. Capitalized terms not otherwise defined herein, shall have the meanings set forth in the Purchase Agreement.

     1. PRINCIPAL REPAYMENT. Subject to Section 5 hereof, the outstanding principal amount of the Loan shall be due and payable on July 31, 2002 (the "Maturity Date"), subject to optional conversion to equity as set forth below. Borrower shall not repay all or any part of the Loan more than 10 days prior to the Maturity Date without the written consent of Holder.

     2. INTEREST RATE. Subject to Section 5 hereof, Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of eight percent (8.0%) per annum simple interest or the maximum rate permissible by law, whichever is less. Subject to earlier conversion, interest shall be payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed with annual compounding. If the Note is converted in whole or in part prior to the Maturity Date, subject to Section 5 hereof, all interest accrued thereon shall be due and payable within 60 days after the date of such conversion.

     3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Holder, c/o ChinaVest Limited, 19/F, Dina House, 11 Duddell Street, Central, Hong Kong, unless another place of payment shall be specified in writing by Holder.

     4. APPLICATION OF PAYMENTS. Subject to the provisions of Sections 1, 2 and 5 hereof, payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

     5. LIMITATIONS ON PAYMENTS. Notwithstanding any other provision of this Note, prior to the payment in full by Cortelco Systems Holding Corp. ("CSHC") of all principal, interest and other amounts due pursuant to that certain Promissory Note dated December 16, 1993 in the original principal amount of Eight Million Dollars ($8,000,000), as amended, from CSHC in favor of Alcatel Network Systems, Inc. ("Alcatel"), the Borrower shall not make any payment of principal, interest or any other amount due pursuant to this Note, whether in cash, property, debt or other consideration. In the event of any liquidation, dissolution or winding up of the Borrower, to the extent that the CSHC Note has not been paid in full and such CSHC Note is secured by a security interest in common stock of the Borrower, the pledgee or secured party holding (directly or through any agent or bailee) such common stock shall be entitled to receive any distribution of the assets and surplus funds of the Borrower prior to any distribution or payment to the Holder with respect to this Note. In the event that any payment or distribution of any kind or nature is made to the Holder in violation of the provisions of this Section 5, such payment or distribution shall be deemed to be held in trust by the Holder for the benefit of Alcatel or any subsequent holder of the CSHC Note, as the case may be, and the Holder shall upon demand remit such payment to Alcatel or such holder, as the case may be. Notwithstanding any other provisions of this Note, until the payment in full by CSHC of all principal, interest and other amounts due under the CSHC Note, the Borrower and the Holder shall not, without the prior written consent of the holder of the CSHC Note, amend, modify alter or repeal this Section 5 or the rights of the holder of the CSHC Note hereunder. The provisions of this Section 5 are for the benefit of the holder of the CSHC Note, and such holder shall have the right to enforce such provisions through the use of all available remedies at law or at equity. The provisions of this Section 5 shall automatically terminate on the Maturity Date if as of such date (i) Alcatel has voluntarily entered into an extension of the terms of the CSHC Note beyond the Maturity Date, or (ii) Alcatel has failed to commence commercially reasonable steps to collect any outstanding amounts payable pursuant to the CSHC Note.

     6. OPTIONAL CONVERSION. Holder has the right, at Holder's option, at any time after July 31, 1998 and prior to payment in full of the principal balance of this Note, to convert this Note, in accordance with the provisions of this
Section 6, in whole or in part, into that number of fully paid and nonassessable shares of Series A Preferred Stock of the Company equal to the amount of principal of the Note to be converted into shares of Series A Preferred Stock divided by the Series A Conversion Price (as defined below). The "Series A Conversion Price" shall be computed using the following formula:

               X =            Y
                        ------------
                         34,141,483

               Where  X =  the Series A Conversion Price, and

                               Y =  8 multiplied by the Corporation's audited
             net income for the twelve (12) month period ending July 31, 1998.

     Notwithstanding the foregoing or any other provisions in this Note, Holder shall not be permitted to convert this Note into more than an aggregate of 14,632,062 shares of Series A Preferred Stock; and, if Holder converts this Note in full, Holder shall be entitled to receive upon such conversion a minimum (in the aggregate) of 5,121,222 shares of Series A Preferred Stock.

     No fractional shares of Series A Preferred Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which Holder would otherwise be entitled, Borrower shall pay the cash value of that fractional share, calculated on the basis of the price of one share of Series A Preferred Stock.

     Before Holder shall be entitled to convert this Note or a portion of this
Note into shares of Series A Preferred Stock pursuant to this Section 6, it shall surrender the Note, duly endorsed, at the principal offices of Borrower together with a written notice ("Conversion Notice") to Borrower of its election to convert. Such Conversion Notice shall indicate the amount of unpaid principal of this Note that Holder elects to convert into Series A Preferred Stock. At its expense, Borrower shall, as soon as practicable thereafter, issue and deliver to Holder at such principal office, a certificate or certificates for the number of shares of Series A Preferred Stock to which Holder shall be entitled upon such conversion (bearing such legends as may be required by this Note and applicable state and federal securities laws in the opinion of legal counsel for Borrower), together with a check payable to Holder for any cash amounts payable as described above as a result of a conversion into fractional shares of Series A Preferred Stock, and, if less than the entire remaining unpaid principal amount of this Note is being converted, a new Note, of like tenor and date, representing the unpaid principal amount of this Note after such conversion. In the event of any conversion of a Note pursuant to this Section, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender and delivery of both such Note and the corresponding Conversion Notice, and Holder shall be entitled to receive the shares of Series A Preferred Stock issuable upon such conversion and shall be treated for all purposes as the record holder of such shares of Series A Preferred Stock on such date. Subject to Section 5 hereof, upon each conversion of any Note pursuant to this Section 6 (whether partial or full), Borrower shall pay to Holder thereof accrued but unpaid interest on the principal amount converted to and including the date of conversion and shall be forever released from its obligation to pay the principal amount so converted. Upon the conversion of the entire unpaid principal amount of this Note, or any Note issued in replacement thereof, Borrower shall be forever released from all its obligations and liabilities under such Note, except for its obligation to pay all interest accrued and unpaid under such Note to and including the date of such conversion.

     7. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Borrower's Senior Indebtedness, as hereinafter defined. As used in this Note, the term "Senior Indebtedness" shall mean (i) all indebtedness of Borrower or with respect to which Borrower is a guarantor, whether outstanding on the date hereof or hereafter created or incurred, to banks, which is for money borrowed by Borrower or a subsidiary of Borrower, whether or not secured, and (ii) any deferrals, renewals or extensions of any such indebtedness or any note, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness. In the event of any conflict between this Section 7 and Section 5 hereof, the provisions of Section 5 shall control.

     If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshalling of the assets and liabilities of Borrower or if this Note should be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, then (i) no amount shall be paid by Borrower in respect of the principal of or interest on this Note at the time outstanding, unless and until the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with Borrower by or on behalf of Holder that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the Senior Indebtedness then outstanding. If there occurs an event of default which has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note. In the event that any payment is made in violation of the prohibition contained in the preceding sentence, Holder shall pay over such amount to a holder of Senior Indebtedness within fifteen days of demand by such holder of Senior Indebtedness.

     Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 7 to receive cash, securities and other properties otherwise payable or deliverable to the Holder, and subject to the provisions of Section 5 hereof, nothing contained in this Section 7 shall impair, as between Borrower and Holder, the obligation of Borrower, which is absolute and unconditional, to pay to Holder the principal thereof and interest thereon as and when the same become due and payable, or shall prevent Holder, upon default under this Note, from exercising all rights, powers and remedies otherwise provided herein or therein or by applicable laws.

     8. REPLACEMENT. Borrower shall issue a new note in place of this Note or any other previously issued note alleged to have been lost, stolen or destroyed, upon such terms and conditions as Borrower's Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction (provided that an affidavit of a holder will be satisfactory for such purpose) and the giving of such indemnity as Borrower's Board of Directors may request for the protection of Borrower or any transfer agent or registrar. Upon surrender of any previously issued note that has been mutilated, Borrower shall issue a new note in place thereof.

     9. DEFAULT. In the event of default hereunder, Borrower shall pay all reasonable attorneys' fees and court costs incurred by Holder in enforcing and collecting this Note.

     10. WAIVER; REPRESENTATIONS. Presentment for payment, demand, notice of dishonor, protest, notice of protest, stay of execution and all other defenses to payment generally and notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note are hereby waived by Borrower and its successors and assigns.

     11. WAIVERS AND AMENDMENTS. Neither this Note nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of Borrower and Holder.

     12. HEADINGS. The headings of the various sections of this Note have been inserted for convenience of reference only and shall not be deemed to be part of this Note.

     13. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and performed entirely in California by California residents, without regard to conflicts of law principles.

     14. ENTIRE AGREEMENT. This Note, the Purchase Agreement and other documents delivered pursuant thereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     15. PAYMENT OF FEES AND EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered as of the date first written above.


                                    CORTELCO SYSTEMS, INC.

                                         /s/

                                         Stephen R. Bowling
                                         President


Agreed to and accepted:

CHINAVEST IV, L.P.


By: /s/
   -------------------------

Print Name:_________________

Title:______________________



CHINAVEST IV-A, L.P.


By: /s/
   -------------------------

Print Name:_________________

Title:______________________



CHINAVEST IV-B, L.P.


By: /s/
   -------------------------

Print Name:_________________

Title:______________________